UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 25, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the information under Item 8.01 below regarding J. Michael Gullard’s committee appointments.

Item 8.01.  Other Events.

On March 25, 2008, the board of directors of Proxim Wireless Corporation took the following actions, all of which became effective immediately:

A.           Alan B. Howe was appointed as the Chairman of the board of directors.

B.           The following directors (all of whom were determined to be independent directors in accordance with the rules of The NASDAQ Stock Market) were established as the members of the following standing committees of the board of directors:

i. Audit Committee:	Robert A. Wiedemer, Chairman
J. Michael Gullard
Alan B. Howe

ii. Compensation Committee:	John W. Gerdelman, Chairman
J. Michael Gullard
Robert A. Wiedemer

iii. Governance and Nominating Committee:	J. Michael Gullard, Chairman
John W. Gerdelman
Alan B. Howe

PROXIM WIRELESS CORPORATION

Dated: March 31, 2008	By: /s/ David L. Renauld
David L. Renauld
Vice President

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